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                                                                    Exhibit 20.1

Chase Manhattan Bank Grantor Trust 1995-A

From: Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.

                       MONTHLY CERTIFICATEHOLDER'S REPORT


Due Period 10 Beginning Date                     06/01/1996
Due Period 10 End Date                           06/30/1996
Determination Date                               07/10/1996
Remittance Date                                  07/15/1996

I.    Monthly Principal and Principal Carryover Shortfall to
Certificateholders
      (Per $1000 of Original Principal Amount)                 $ 29.6127614250

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 3.5109920414

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                               $ 877,946.77
      B. Cash Collateral Account Expense                                $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)               $ 0.5851653425

IV.   Cash Collateral Account Deposit Amount                            $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                      $ 3,641,418.89
      B. From Current Period                                    $ 3,841,765.49
      C. Change in Amount Between Periods (Lines B - A)           $ 200,346.60

VI.   Pool Factor Information

      A. Certificate Principal Balance                      $ 1,009,106,920.44
      B. Initial Certificate Balance                        $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                              0.672585647392

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                      $ 52,676,806.04
      B. Available Cash Collateral Amount Percentage           5.000000000000%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                     $ 52,676,806.04
      B. For the Next Collection Period                        $ 50,455,346.02